Exhibit 2.7

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 20, 2019, among (i) Docas Fluvial do Porto Murtinho Ltda, a company organized under the laws of Brazil, (ii) Corporacion Navios Granos S.A., a company organized under the laws of the Oriental Republic of Uruguay (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a direct or an indirect subsidiary of Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), (iii) the Company, (iv) Navios Logistics Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), (v) the other Guarantors (as defined in the Indenture referred to herein) and (vi) Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of April 22, 2014, providing for the issuance of 7.250% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.    COUNTERPARTS. The parties to this Supplemental Indenture may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for, or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

7.    FATCA. The Co-Issuers hereby confirm to the Trustee that they intend to treat this Supplemental Indenture as not resulting in a material modification of the Notes for purposes of the Notes’ status as “grandfathered obligations” for Foreign Account Tax Compliance Act (“FATCA”) purposes. The Co-Issuers shall give the Trustee prompt written notice if they determine that this Supplemental Indenture will result in a change in the Notes’ status as “grandfathered obligations” for FATCA purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DOCAS FLUVIAL DE PORTO MURTINHO LTDA

By:	/s/ Edivaldo Francisco Mendes
Name: Edivaldo Francisco Mendes
Title: Manager/Gerente

CORPORACION NAVIOS GRANOS S.A.

By:	/s/ Ruben Martinez
Name: Ruben Martinez
Title: Director

NAVIOS SOUTH AMERICAN LOGISTICS INC., as Co-Issuer

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Executive Vice President–Legal

NAVIOS LOGISTICS FINANCE (US) INC., as Co-Issuer

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: President/Secretary

[Signature Page to Fourth Supplemental Indenture]

CORPORACION NAVIOS S.A.

NAUTICLER S.A.

PONTE RIO S.A.

NAVARRA SHIPPING CORPORATION

PELAYO SHIPPING CORPORATION

COMPAÑÍA DE TRANSPORTE FLUVIAL INTERNATIONAL S.A.

PETROVIA INTERNACIONAL S.A.

HS SHIPPING LTD. INC.

HS SOUTH INC.

HS TANKERS INC.

HS NAVIGATION INC.

ENERGIAS RENOVABLES DEL SUR S.A.

DELTA NAVAL TRADE S.A.,

as Guarantors

By:	/s/ Claudio Lopez
Name: Claudio Lopez
Title: Director

HIDRONAVE SOUTH AMERICAN LOGISTICS S.A., as Guarantor

By:	/s/ Paulo Henrique de Oliveira
Name: Paulo Henrique de Oliveira
Title: Director

COMPAÑÍA NAVIERA HORAMAR S.A., as Guarantor

By:	/s/ Maria Lopez
Name: Maria Lopez
Title: Director

[Signature Page to Fourth Supplemental Indenture]

MERCOPAR S.A. PETROLERA SAN ANTONIO S.A., as Guarantor

By:	/s/ Cesar Gonzalez
Name: Cesar Gonzalez
Title: Director

VARENA MARITIME SERVICES S.A. STABILITY OCEANWAYS S.A. HONEY BUNKERING S.A., as Guarantor

By:	/s/ Anna Kalathaki
Name: Anna Kalathaki
Title: Director

EDOLMIX S.A. CARTISUR S.A. RUSWE INTERNATIONAL S.A., as Guarantors

By:	/s/ Ruben Martinez
Name: Ruben Martinez
Title: Director

NP TRADING S.A., as Guarantor

By:	/s/ Efstartios Desypris
Name: Efstartios Desypris
Title: Director

[Signature Page to Fourth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Casey A. Boyle
Name: Casey A. Boyle
Title: Assistant Vice President

[Signature Page to Fourth Supplemental Indenture]